UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2007 (June 28, 2007)

COVIDIEN LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0518045
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

011-33259
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
 (Address of principal executive offices, including Zip Code)

441-292-8674
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

In connection with the previously announced plan by Tyco International Ltd. (“Tyco International”) to distribute on June 29, 2007 all of the common shares of Covidien Ltd. (“Covidien”) to shareholders of Tyco International, Covidien entered into definitive agreements with Tyco International and Tyco Electronics Ltd. (“Tyco Electronics”) that, among other things, set forth the terms and conditions of the separation of Covidien from Tyco International and provide a framework for Covidien’s relationships with Tyco International and Tyco Electronics. A summary of certain important features of the material agreements, which are referenced below, can be found in the section entitled “Relationship with Tyco International and Tyco Electronics” in Covidien’s information statement, which was attached as Exhibit 99.1 to Covidien’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2007 (the “Information Statement”) and is incorporated by reference into this item.

Separation and Distribution Agreement

On June 28, 2007, Covidien entered into a Separation and Distribution Agreement that sets forth the agreements among Covidien, Tyco International, and Tyco Electronics. This agreement governs the relationships among Covidien, Tyco International and Tyco Electronics subsequent to the completion of the separation plan and will provide for the allocation to Covidien and Tyco Electronics of certain of Tyco International’s assets, liabilities and obligations attributable to periods prior to our separation from Tyco International. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Tax Sharing Agreement

On June 28, 2007, Covidien entered into a Tax Sharing Agreement with Tyco International and Tyco Electronics that governs the parties’ respective rights, responsibilities and obligations after the separation of Covidien from Tyco International with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of any distribution of all of the common shares of Covidien or Tyco Electronics to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), or certain internal transactions undertaken in anticipation of the separation to qualify for tax-favored treatment under the Code. The description of the Tax Sharing Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Sharing Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Sheet Balance Sheet Arrangement of a Registrant

Assumption of Guaranty/Credit Agreements

On June 29, 2007, pursuant to two assignment and assumption agreements by and among Covidien and Tyco International (collectively, the “Guarantor Assumption Agreements”)

Covidien accepted and assumed the right, title, interest, obligations and duties of Tyco International in to and under the 364-day Senior Bridge Loan Agreement dated as of April 25, 2007, Amendment No. 1 to 364-Day Senior Bridge Loan Agreement dated as of May 25, 2007, and the Five-Year Senior Credit Agreement dated as of April 25, 2007, among Tyco International, Tyco International Group S.A., Covidien International Finance S.A., Covidien, the lenders party thereto and Citibank, N.A., as administrative agent for such lenders, as amended, supplemented or otherwise modified from time to time (collectively, the “Credit Agreements”). Covidien will assume, in full, all of the obligations and duties of Tyco International under the Credit Agreements.

A summary of certain important features of the Credit Agreements, which are referenced herein, can be found in the section entitled “Description of Material Indebtedness” in the Information Statement. The description of the Credit Agreements in the Information Statement and set forth under this Item 2.03 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreements, which are attached as Exhibits 10.2, 10.3 and 10.4 hereto and are incorporated by reference. The description of the Guarantor Assumption Agreements herein set forth under this Item 2.03 is qualified in its entirety by reference to the complete terms and conditions of the Guarantor Assumption Agreements, which are filed as Exhibits 10.5 and 10.6 hereto and are incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Officers

On June 29, 2007, Richard J. Meelia was appointed as the Chief Executive Officer of Covidien. Additionally, on June 29, 2007, Charles J. Dockendorff was appointed Chief Financial Officer, Richard G. Brown, Jr. was appointed Chief Accounting Officer and Corporate Controller, Jose E. Almeida was appointed Senior Vice President and President, Medical Devices, and Amy A. McBride-Wendell was appointed Senior Vice President, Strategy and Business Development. More information about the background of these officers can be found in the section entitled “Management – Directors and Executive Officers” of the Information Statement and is incorporated by reference into this item.

Change in Terms of Executive Employment Agreement with Covidien’s President and Chief Executive Officer

As disclosed in the Information Statement, Covidien entered into an executive employment agreement with Richard J. Meelia, Covidien’s President and Chief Executive Officer, on December 29, 2006. On June 30, 2007, the Board of Directors of Covidien (the “Board”) approved an increase in Mr. Meelia’s base salary to $1,000,000. The Board also increased the target incentive award payable to Mr. Meelia under the annual performance bonus program to 120% of base salary, effective for the fourth quarter of Covidien’s 2007 fiscal year and for subsequent fiscal years.

Compensation of Covidien’s Executive Vice President and Chief Financial Officer

On June 30, 2007, the Board approved an increase in the base salary payable to Charles J. Dockendorff, Covidien’s Executive Vice President and Chief Financial Officer, to $545,000.

Issuance of Founders’ Grant to Executive Officers

On July 2 2007, equity compensation grants (the “Founders’ Grants”) were awarded under the Stock Incentive Plan to Covidien’s President and Chief Executive Officer, Chief Financial Officer, the other executive officers named in the Summary Compensation Table included in the Information Statement (except Kevin J. Gould) and certain other officers and key employees of Covidien. Half of each Founders’ Grant was issued in the form of a non-qualified stock option and the other half in the form of restricted units. Each grant is subject to a four-year vesting schedule, with one-quarter of each of the awards vesting each year commencing July 2, 2008. The exercise price of the options is equal to the volume weighted average price of a share of Covidien’s common stock as traded on July 2, 2007, and reported on the New York Stock Exchange. Restricted units are credited with dividend equivalent units when Covidien distributes dividends. The stock option and restricted unit awards are subject to additional terms and conditions that are contained in the form of award certificate attached hereto as Exhibits 10.7 and 10.8, respectively, and incorporated herein by reference. The foregoing summary of the awards is qualified in its entirety by reference to Exhibits 10.7 and 10.8.

Participation in the Covidien Ltd. Severance Plan for U.S. Officers and Executives

On June 30, 2007, the Board approved and adopted the Covidien Ltd. Severance Plan (the “Severance Plan”).  Messrs. Dockendorff and Almeida and Ms. McBride-Wendell are subject to the Severance Plan.  The following summary is qualified in its entirety by reference to the terms and conditions of the Severance Plan, which is filed as Exhibit 10.9 hereto and incorporated by reference herein.  Under the Severance Plan, upon an involuntary termination of employment, other than for cause, disability or death, Covidien is required to pay to the executives named above the executive’s base salary and target bonus for a period of 18 months. Covidien may pay the bonus in installments or a lump sum as determined by the severance plan administrator.  Also, the executive could be eligible for a pro-rata annual bonus for the year in which his or her employment terminates, in Covidien’s discretion under the bonus plan.  The executive would also receive:

•                  an additional 12 months of accelerated vesting of outstanding stock options and 12 months to exercise vested stock options, unless a longer period is provided in the applicable option agreement;

•                  continuation of health and dental benefits for 18 months at active employee rates; and

•                  in Covidien’s discretion, outplacement services for up to 12 months.

Any unvested restricted stock and restricted stock units are forfeited.  As a condition of receiving the foregoing benefits, the severance plan requires the executive to execute a general release in favor of Covidien and to agree to covenants providing for the confidentiality of Covidien’s information, one year noncompetition, two years of nonsolicitation of Covidien’s employees and customers and non-disparagement.  Benefits may be cancelled or recovered if the executive does not comply with these provisions or violates the release of claims.  “Cause” is defined as substantial failure or refusal to perform duties and responsibilities of the executive’s job, violation of fiduciary duty, conviction of a felony or misdemeanor, dishonesty, theft, violation of Covidien’s rules or policy or other egregious conduct that has or could have a serious and detrimental impact on Covidien and its employees.

Participation in the Covidien Ltd. Change in Control Severance Plan for Certain U.S. Officers and Executives

On June 30, 2007, the Board approved and adopted the Covidien Ltd. Change in Control Severance Plan (the “CIC Severance Plan”). Messrs. Meelia, Dockendorff and Almeida and Ms. McBride-Wendell are subject to the CIC Severance Plan. Under the CIC Severance Plan, upon a change in control termination of employment (which includes an involuntary termination of employment, other than for cause, disability or death, or a good reason resignation of employment) that occurs within 60 days before or two years after a change in control, Covidien is required to pay a participating executive’s base salary and target bonus for a period of 36 months (for Mr. Meelia, provided that the total base salary and target bonus paid do not exceed 2.99 times the base salary and target bonus amounts) or a period of 24 months (for Messrs. Dockendorff and Almeida and Ms. McBride-Wendell). In addition, the executive will receive a pro-rata annual bonus for the year in which his employment terminates pursuant to the terms of the bonus plan. The executive would also receive:

•                  full vesting of any outstanding stock options and 12 months to exercise vested stock options, unless a longer period is provided in the applicable option agreement;

•                  full vesting of any unvested restricted stock and restricted stock units which are subject solely to time vesting;

•                  continuation of health and dental benefits for 36 months (for Mr. Meelia) or for 24 months (for Messrs. Dockendorff and Almeida and Ms. McBride-Wendell) at active employee rates; and

•                  in Covidien’s discretion, outplacement services for up to 12 months.

Unvested restricted stock and restricted stock units that are subject to performance-based vesting provisions could become fully vested upon a change in control termination if the change in control plan administrator determines that the applicable performance vesting requirements have been or will be attained, or would have been attained during the applicable severance period but for the change in control. The foregoing summary is qualified in its entirety by reference to the terms and conditions of the CIC Severance Plan, which is filed as Exhibit 10.10 hereto and incorporated by reference herein.

Covidien Ltd. Supplemental Savings and Retirement Plan

On June 30, 2007, the Board approved and adopted the Covidien Ltd. Supplemental Savings and Retirement Plan (the “Supplemental Savings Plan”). Pursuant to the Supplemental Savings Plan, executive officers may defer up to 50% of their base salary and 100% of their annual bonus. Covidien provides company contributions based on the executive’s deferred base salary and bonus at the same rate such executive is eligible to receive matching contributions under the Covidien Ltd. Retirement Savings Investment Plan and on any cash compensation (i.e., base and bonus) the executive earns that year in excess of the IRS Code Section 401(a)(17) limit ($225,000 in 2007). The foregoing summary is qualified in its entirety by reference to the terms and conditions of the Supplemental Savings Plan, which is filed as Exhibit 10.11 hereto and incorporated by reference herein.

Resignation of Directors

Charles J. Dockendorff, John H. Masterson, Kevin G. DaSilva, and Eric C. Green resigned as directors of Covidien effective as of the close of business on June 28, 2007.

Election of New Directors

On June 29, 2007 the following people were added to Covidien’s Board of Directors and each was appointed to the board committee identified opposite his or her name:

Name	Nominating and Governance	Compensation and Human Resources	Audit
Dennis H. Reilley	X
Craig Arnold			X
John M. Connors, Jr.		X
Christopher J. Coughlin
Timothy M. Donahue		X
Kathy J. Herbert		X
Randall J. Hogan, III			X
Tadataka Yamada	X
Joseph A. Zaccagnino	X

In addition, Richard J. Meelia continues to serve as a Director and Robert H. Brust continues to serve as a Director and Chair of the Audit Committee. More information about the background of these directors can be found in the section entitled “Management — Directors and Executive Officers” of the Information Statement and is incorporated by reference into this item.

Board of Directors Compensation

On June 30, 2007, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, established an annual retainer for non-employee directors of $205,000 per year. The retainer consists of (i) cash in the amount of $85,000 and (ii) a grant of restricted units with a value of $120,000. All restricted units are subject to vesting, generally on the first anniversary of the grant date, and directors receive dividend equivalents until shares are issued. Individuals who chair a Board committee receive an additional $10,000 per year and each member of the Audit Committee (including the Audit Committee Chair) receives an additional $5,000 per year. The Chairman of the Board receives an additional annual retainer of $205,000, which consists of cash in the amount of $85,000 and an additional grant of restricted units with a value of $120,000.

To reflect the short period of time between separation and the first Annual General Meeting, Board members received an initial restricted unit award with a value of $90,000 on July 2, 2007 instead of the full annual equity grant. Accordingly, each non-employee director received 2,090 units. The Chairman of the Board received an additional award of 2,090 units. All awards vest on the date of Covidien’s Annual General Meeting in 2008 and are subject to the additional terms and conditions contained in the form of award certificate attached as Exhibit 10.12 hereto and incorporated herein by reference. Restricted units are credited with dividend equivalent units when Covidien distributes dividends.

Each Board member also received a one-time Founders’ Grant award on July 2, 2007 consisting of 9,600 non-qualified stock options. The option vests in three annual installments commencing July 2, 2008, and is subject to the additional terms and conditions set forth in the award certificate attached as Exhibit 10.13 hereto and incorporated herein by reference.

Director Indemnification Agreement

On June 30, 2007, the Board approved and authorized Covidien to enter into an indemnification agreement with each member of the Board. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to Covidien.

Each indemnification agreement, upon its execution by Covidien and a director, will provide, among other things, that subject to the procedures set forth therein, Covidien will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee’s corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that Covidien cover an indemnitee under liability insurance available to any of the Covidien’s directors, officers or employees.

The description of the indemnification agreement set forth under this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions of the form of indemnification agreement, which is filed as Exhibit 10.14 hereto and is incorporated herein by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2007, Tyco International, acting in its capacity as sole shareholder, adopted amended and restated bye-laws of Covidien (the “Amended and Restated Bye-Laws”). A description of the material provisions of the Amended and Restated Bye-Laws is included in the Information Statement and is incorporated by reference into this item. The Description of the Amended and Restated Bye-Laws set forth under this Item 5.03 is qualified in its entirety by reference to the Amended and Restated Bye-Laws , which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Separation and Distribution Agreement by and among Tyco International Ltd., Covidien Ltd., and Tyco Electronics Ltd., dated as of June 28, 2007
3.1	Amended and Restated Bye-Laws
10.1	Tax Sharing Agreement by and among Tyco International Ltd., Covidien Ltd., and Tyco Electronics Ltd., dated as of June 28, 2007
10.2

364-day Senior Bridge Loan among Tyco International, Tyco International Group S.A., Covidien International Finance S.A., Covidien, the lenders party thereto and Citibank, N.A., as administrative agent dated as of April 25, 2007

10.3	Amendment No. 1 to 364-day Senior Bridge Loan dated as of May 25, 2007
10.4

Five-Year Senior Credit Agreement among Tyco International, Tyco International Group S.A., Covidien International Finance S.A., Covidien, the lenders party thereto and Citibank, N.A., as administrative agent dated as of April 25, 2007

10.5	Guarantor Assumption Agreement by and among Tyco International Ltd. and Covidien Ltd., dated as of June 29, 2007
10.6	Guarantor Assumption Agreement by and among Tyco International Ltd. and Covidien Ltd., dated as of June 29, 2007
10.7	Founders’ Grant Standard Option Terms and Conditions
10.8	Founders’ Grant Standard Restricted Stock Unit Terms and Conditions
10.9	Severance Plan for U.S. Officers and Executives
10.10	Change in Control Severance Plan
10.11	Supplemental Savings and Retirement Plan
10.12	Founders’ Grant Restricted Stock Unit Form of Letter Agreement for Directors
10.13	Founders’ Grant Standard Option Terms and Conditions for Directors
10.14	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.
By:	/s/ JOHN W. KAPPLES
John W. Kapples Vice President and Corporate Secretary

Date: July 5, 2007